File No. 70-8693

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         Post-Effective Amendment No. 5
                                       to
                                    FORM U-1

                           APPLICATION OR DECLARATION
                                      under
                THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935
                                      ***
                      AMERICAN ELECTRIC POWER COMPANY, INC.
                     1 Riverside Plaza, Columbus, Ohio 43215

                             AEP GENERATING COMPANY
                     1 Riverside Plaza, Columbus, Ohio 43215

                            APPALACHIAN POWER COMPANY
                 40 Franklin Road, S.W., Roanoke, Virginia 24011

                         COLUMBUS SOUTHERN POWER COMPANY
                  215 North Front Street, Columbus, Ohio 43215

                         INDIANA MICHIGAN POWER COMPANY
           One Summit Square, P. O. Box 60, Fort Wayne, Indiana 46801

                             KENTUCKY POWER COMPANY
                  1701 Central Avenue, Ashland, Kentucky 41101

                             KINGSPORT POWER COMPANY
                 40 Franklin Road, S. W. Roanoke, Virginia 24011

                               OHIO POWER COMPANY
                 301 Cleveland Avenue, S. W., Canton, Ohio 44701

                             WHEELING POWER COMPANY
                 51 Sixteenth St., Wheeling, West Virginia 26003
               (Name of company or companies filing this statement
                  and addresses of principal executive offices)
                                      ***
                      AMERICAN ELECTRIC POWER COMPANY, INC.
                     1 Riverside Plaza, Columbus, Ohio 43215
                 (Name of top registered holding company parent
                         of each applicant or declarant)
                                      ***
                              A. A. Pena, Treasurer
                  AMERICAN ELECTRIC POWER SERVICE CORPORATION
                    1 Riverside Plaza, Columbus, Ohio 43215

               John F. DiLorenzo, Jr., Associate General Counsel
                  AMERICAN ELECTRIC POWER SERVICE CORPORATION
                    1 Riverside Plaza, Columbus,  Ohio  43215
                  (Names and  addresses  of agents for service)

     American Electric Power Company, Inc. ("American"), AEP Generating Company ("Generating"), Appalachian Power Company ("Appalachian"), Columbus Southern Power Company ("Columbus"), Indiana Michigan Power Company ("Indiana"), Kentucky Power Company ("Kentucky"), Kingsport Power Company ("Kingsport"), Ohio Power Company ("Ohio") and Wheeling Power Company ("Wheeling") (collectively, "the Companies") propose to amend their Application/Declaration on Form U-1 in File No. 70-8693.


      4. By supplying the following Financial Statements in ITEM 6 EXHIBITS AND FINANCIAL STATEMENTS

      (b)  Financial Statements:

            1. Balance Sheets as of March 31, 1999, and Statements of Income and Retained Earnings for the 12 months ended March 31, 1999, of American and its subsidiaries consolidated and of Generating, Appalachian, Columbus, Indiana, Kentucky, Kingsport, Ohio and Wheeling (to be filed by amendment).

                                   SIGNATURES

      Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned have duly caused this statement to be signed on their behalf by the undersigned thereunto duly authorized.

                              AMERICAN ELECTRIC POWER COMPANY, INC.
                              AEP GENERATING COMPANY
                              APPALACHIAN POWER COMPANY
                              COLUMBUS SOUTHERN POWER COMPANY
                              INDIANA MICHIGAN POWER COMPANY
                              KENTUCKY POWER COMPANY
                              KINGSPORT POWER COMPANY
                              OHIO POWER COMPANY
                              WHEELING POWER COMPANY

                              By:       /S/ A. A. Pena
                                           Treasurer
Dated:  June 4, 1999